Exhibit 99.1

FOR IMMEDIATE RELEASE    For further information,
Contact:        Lani Jordan
(651) 355-4946
lani.jordan@chsinc.com

Farmer-owned cooperative CHS elects directors;
2017 officer slate selected

ST. PAUL, MINN. (Dec. 5, 2016) - The producer- and member-cooperative owners of CHS Inc. elected a Wisconsin farmer to a three-year term on the company’s board of directors and re-elected four other producers to new three-year terms as directors of the nation’s leading farmer-owned cooperative and global energy, grains and foods company.
The elections took place during the 2016 CHS Annual Meeting held Dec. 2 in Minneapolis. CHS directors must be full-time farmers or ranchers to be eligible for election to the 17-member board.
Newly elected director Mark Farrell of Cross Plains, Wis., succeeds Robert Bass who retired after 22 years. Farrell has served as a director for what is now Premier Cooperative of Mt. Horeb, Wis., since 1992, including four years as chairman. With his brother and son, he operates a 4,000-acre corn, wheat and soybean farm, along with a 6,000-head contract hog finishing operation. Farrell completed the short-course in agriculture at the University of Wisconsin-Madison.
Re-elected to the CHS Board were Dennis Carlson, Mandan, N.D.; Alan Holm, Sleepy Eye, Minn.; Randy Knecht, Houghton, S.D., and Steve Riegel, Ford, Kan.
Following the annual meeting, the CHS Board elected David Bielenberg of Silverton, Ore., to a fifth one-year term as chairman. Other directors selected as officers for 2017 were Daniel Schurr, LeClaire, Iowa, as first vice chairman; David Johnsrud, Starbuck, Minn., as secretary-treasurer; C.J. Blew, Castleton, Kan., second vice chairman, and Don Anthony, Lexington, Neb., as assistant secretary-treasurer.
Delegates also approved amendments to the CHS Articles of Incorporation and Bylaws. The amendments created a new membership class structure and criteria.
CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, grains and foods, CHS is committed to helping its customers, farmer-owners and other stakeholders grow their businesses through its domestic and global operations. CHS, a Fortune 100 company, supplies energy, crop nutrients, grain marketing services, animal feed, food and food ingredients, along with business solutions including insurance, financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance.

Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS public filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2016. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.